UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 6, 2019 ( September 3, 2019 )

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CZR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2019, Mr. Richard Schifter informed the Company that he would resign from his position as a director of Caesars Entertainment Corporation (the “Company”), effective as of September 5, 2019. There were no disagreements between Mr. Schifter and the Company that caused or contributed to his decision.

On September 5, 2019, the Board of Directors of the Company (the “Board”) appointed Ms. Janis Jones Blackhurst to the Board to fill the vacancy resulting from Mr. Schifter’s resignation, effective as of such date. Ms. Blackhurst will continue in her role as Executive Vice President, Public Policy & Corporate Responsibility, of the Company until October 1, 2019, at which time her employment with the Company will cease.

From and after October 1, 2019, Ms. Blackhurst will receive the same compensation as the Company’s other non-employee directors, which is described in the Company’s definitive proxy statement for its 2019 annual meeting of stockholders on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 15, 2019. As of September 5, 2019, Ms. Blackhurst has not entered into or proposed to enter into any transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: September 6, 2019	By:	/s/ MICHELLE BUSHORE
	Name:	Michelle Bushore
	Title:	Executive Vice President, General Counsel, Chief Legal & Risk Officer and Corporate Secretary